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                                                                      Exhibit 21

                                 Cost Plus, Inc.
                              List of Subsidiaries


      Name                                     State of Incorporation
      ----                                     ----------------------

      Cost Plus of Idaho, Inc. ..............  Idaho ................
      Cost Plus of Texas, Inc. ..............  Texas ................
      Cost Plus Management Services, Inc. ...  California ...........
      Cost Plus Marketing Service, Inc. .....  California ...........